CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement Form S-8 (No. 333-72065) and Forms S-3 (Nos. 333-72067 and 333-72069) of Philips
International Realty Corp. and in the related Prospectus of our report dated March 1, 1999, with respect to the consolidated financial statements and schedule of Philips International Realty Corp. included in the Annual Report (Form 10-K) for the year ended December 31, 1998.


Ernst & Young LLP

New York, New York
March 31, 1999